UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PUERTO RICO RESIDENTS TAX-FREE FUND VI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The 2022 Annual Meeting of Shareholders of Puerto Rico Residents Tax-Free Fund VI, Inc. (the “Fund”) is scheduled to be held virtually on October 20, 2022 at 11:00 a.m. Atlantic Standard Time (11:00 a.m. Eastern Daylight Time).

The Fund intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Fund’s shareholders for the Fund’s 2022 Annual Meeting of Shareholders. SHAREHOLDERS OF THE FUND ARE STRONGLY ENCOURAGED TO READ THE FUND’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Fund with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by contacting the Fund at 209 Muñoz Rivera Avenue, Suite 1031, San Juan, Puerto Rico 00918 or 1-800-221-9825, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

The Fund, its directors and certain of its executive officers are participants in the solicitation of proxies from the Fund’s shareholders in connection with matters to be considered at the Fund’s 2022 annual meeting of shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Fund’s directors and executive officers in the Fund is included in the Fund’s Proxy Statement on Schedule 14A for its 2021 annual meeting of shareholders, filed with the SEC on September 21, 2021, as supplemented by Amendment Nos. 1–9, and as may be further amended from time to time by the Fund, and the Fund’s other filings with the SEC from time to time. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Fund will be set forth in the Fund’s Proxy Statement for its 2022 Annual Meeting of Shareholders and other relevant documents to be filed with the SEC, if and when they become available.